Bullfrog Gold Corp. Information to Be Available Through Standard & Poor's Market Access Program

GRAND JUNCTION, CO--(Marketwire -11/08/11)- Bullfrog Gold Corp. (OTC.BB: BFGC.OB - News) announced today that its company information will be made available via Standard & Poor's Market Access Program, an information distribution service that enables subscribing publicly traded companies to have their company information disseminated to users of Standard & Poor's MarketScope Advisor. The company information to be made available through this program includes share price, volume, dividends, shares outstanding, company financial position, and earnings. Standard & Poor's MarketScope Advisor is an Internet-based research engine used by more than 100,000 investment advisors. A public version of the site is available at www.marketscope.com

In addition, information about companies in Standard & Poor's Market Access Program will be available via S&P's Stock Guide database, which is distributed electronically to virtually all major quote vendors. As part of the program, a full description of Bullfrog Gold Corp. will also be published in the Daily News section of Standard Corporation Records, a recognized securities manual for secondary trading in up to 38 states under their Blue Sky Laws

Company information distributed through the Market Access Program is based upon information that Standard & Poor's considers to be reliable, but neither Standard & Poor's nor its affiliates warrant its completeness or accuracy, and it should not be relied upon as such. This material is not intended as an offer or solicitation for the purchase or sale of any security or other financial instrument.

About Bullfrog Gold Corp.

Bullfrog Gold Corp. ("Bullfrog Gold" or the "the Company") was incorporated under the laws of the State of Delaware on July 23, 2007 as Kopr Resources Corp, but changed its name to Bullfrog Gold Corp. on July 19, 2011.

The Company is primarily engaged in the acquisition and exploration of properties that may contain gold mineralization in the United States. Our target properties are those that have been the subject of historical exploration. We have acquired State Leases, Federal patented and unpatented mining claims in the states of Arizona and Nevada for the purpose of exploration and potential development of gold on a total of approximately 6,860 acres. Additional information about the Company and its projects was included in a press release dated November 2, 2011.

Cautionary Note Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of the Company set forth herein and those preceded by or that include the words "may," "believes," "expects," "given," "targets," "intends," "anticipates," "plans," "projects," "forecasts" or similar expressions, are "forward-looking statements." Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company's future results to differ materially from those anticipated. Potential risks and uncertainties include, among others: general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices; risks of junior exploration and pre-production activities; maintenance of important business relationships. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company's filings with the SEC including the Current Report on Form 8-K/A, filed with the SEC on October 7, 2011. The Company assumes no obligation to update any of the information contained or referenced in this press release.

Contact:

Bullfrog Gold Corp
Investor Relations
Email Contact
Office: 970-628-1670
http://www.bullfroggoldcorp.com
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212 438-3647
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